UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                                      PBIB
                              PORTER BANCORP, INC.


                              PORTER BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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

                                      PBIB
                              Porter Bancorp, Inc.


To our shareholders:

      You are cordially invited to attend the 2007 annual meeting of shareholders of Porter Bancorp, Inc. The meeting will be held on Thursday, May 17, 2007 at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

      The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the annual meeting.

      We hope you can attend the annual meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the annual meeting.

      We appreciate your interest and investment in Porter Bancorp and look forward to seeing you at the annual meeting.

                                             By order of the Board of Directors,

                                             /s/ Maria L. Bouvette
                                             -----------------------------------
                                             Maria L. Bouvette
                                             President and CEO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             OF PORTER BANCORP, INC.
                             THURSDAY, MAY 17, 2007

To our shareholders:

      Notice is hereby given that the annual meeting of shareholders of Porter Bancorp, Inc. will be held on Thursday, May 17, 2007 at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, to consider and act upon the following matters:

      1.  To elect seven directors and
      2. To transact such other business as may properly come before the meeting.

      The close of business on April 9, 2007 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

      Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

                                             By order of the Board of Directors,

                                             /s/ Maria L. Bouvette
                                             -----------------------------------
                                             Maria L. Bouvette
                                             President and CEO


April 18, 2007

                       2007 ANNUAL MEETING OF SHAREHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT


                              QUESTIONS AND ANSWERS

Why am I receiving these materials?

      We are sending this Proxy Statement and the accompanying proxy card to our shareholders beginning on or about April 18, 2007. These materials are for use at the 2007 Annual Meeting of Porter Bancorp Shareholders which will be held on May 17, 2007, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote?

      You are entitled to vote if you were a shareholder of record of Porter Bancorp stock as of the close of business on April 9, 2007. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

What constitutes a quorum and how many shares are outstanding?

      A majority of the votes entitled to be cast by the holders of the outstanding shares of Porter Bancorp stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of Porter Bancorp Shareholders. On April 9, 2007, there were 7,621,647 shares of Porter Bancorp stock outstanding.

Who is entitled to vote?

      Holders of Porter Bancorp stock are entitled to one vote on each matter submitted to a vote of shareholders for each share of Porter Bancorp stock owned on April 9, 2007. All shares entitled to vote and represented in person or by properly completed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

What am I voting on?

      You are voting on the election of seven directors. Our board recommends that you vote your shares "FOR" each of the nominees for the board. We are not aware of any business to be acted upon at the annual meeting other than the election of directors.

How many votes are required for approval?

      Directors are elected by a plurality of the votes cast, which means the seven nominees who receive the largest number of properly executed votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies which are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

How do I vote?

      You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided. The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies "FOR" the election of all of the director nominees. The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

 How can I revoke my proxy?

      If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting or (b) attending the meeting in person and casting a ballot.

How may I obtain Porter Bancorp's 10-K and other financial information?

      A copy of our 2006 Annual Report is enclosed. Shareholders and prospective investors may request a free copy of our 2006 Form 10-K by writing to:

            C. Bradford Harris
            Corporate General Counsel
            Porter Bancorp, Inc.
            2500 Eastpoint Parkway
            Louisville, Kentucky 40223
            502-499-4800

      The Form 10-K is also available at www.pbibank.com. Click on "Investor Relations" and "SEC Filings."

Who can help answer my questions?

      If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact C. Bradford Harris, Corporate General Counsel, as described above.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Our Board of Directors is comprised of seven directors who serve for a one-year term or until their successors are elected and qualified. Our articles of incorporation and bylaws provide for a board of directors consisting of not less than two nor more than 15 members, with the actual number of directors to be set by the board of directors. The number of directors is currently fixed at seven. The Nominating Committee and the Board of Directors has nominated the following individuals for election as directors: J. Chester Porter, Maria L. Bouvette, David L. Hawkins, W. Glenn Hogan, Michael E. Miller, Sidney L. Monroe and Stephen A. Williams. Each of the nominees is a current member of the Board of Directors.

      Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director is unwilling or unable to serve following election. However, if that were to occur, the holders of the proxies solicited hereby will vote for such substitute nominees as the Nominating Committee or the Board of Directors may recommend.

      The following table provides biographical information for each nominee and our one other executive officer:



Nominee                Age        Principal Occupation and Other Information                                        Director Since

J. Chester Porter       66        Mr. Porter  is our  chairman  of the board and general  counsel.  He also              1988
                                  serves as a director of two affiliated banks.  Mr. Porter is a partner in the law  firm  Porter  &  Associates  and has  practiced  law for over 30 years.  Mr. Porter  is a member and the  chairman  of the  University  of
                                  Louisville  board  of  trustees,   and  chairman  of  the  University  of
                                  Louisville  Foundation  Board.  He  has  also  served  on  Campbellsville
                                  University's board of trustees and executive committee since 1985.

Maria L. Bouvette       50        Ms. Bouvette  is our  president  and chief  executive  officer.  She also              1988
                                  serves  as chief  financial  officer  and a  director  of two  affiliated banks.  Ms. Bouvette  is a member  of the  board of  trustees  of  Norton
                                  Healthcare,  the largest healthcare  provider and second largest employer in Louisville,  Kentucky. Before joining Porter, Ms. Bouvette served as a
                                  manager   of   Deloitte   Haskins &   Sells  (now   Deloitte &   Touche).
                                  Ms. Bouvette  is a certified  public  accountant and has over 25 years of banking and management experience.

David L. Hawkins        52        Mr.  Hawkins  is a farmer and  private  investor.  Mr. Hawkins  served as              2006
                                  president and chief executive officer of Pioneer Bank,  Canmer,  Kentucky from  1982  until  1994,  when it was  acquired  by us.  Before  becoming president and chief executive  officer of Pioneer Bank, Mr. Hawkins was a partner in Taylor,  Polson, Woosley and Hawkins, a public accounting firm in Glasgow,  Kentucky.  Mr. Hawkins is a certified public  accountant and serves as the  chairman  of our audit  committee.  Mr.  Hawkins  has also served  as a  director  of PBI  Bank  or one  of its  predecessors  since
                                  1994.


                                       4

W. Glenn Hogan          45        Mr.  Hogan is founder,  president  and chief  executive  officer of Hogan              2006
                                  Real Estate, a full service  commercial real estate  development  company headquartered  in Louisville,  Kentucky.  Hogan Real Estate provides real estate services for retailers,  institutional and private property owners
                                  and   investors.   Mr.  Hogan  has  over  twenty  years  of  real  estate
                                  development  experience  and has developed  over five million square feet of retail  space in the Midwest and  Southeast.  Mr. Hogan is a certified commercial  investment member and is past president of the Kentucky State
                                  CCIM  Chapter.  Mr.  Hogan was  appointed  to our board of  directors  on
                                  October  19,  2006  and  serves  as a  member  of  the  compensation  and nominating committees.

Michael E. Miller       55        Mr.  Miller  is a  partner  and the chief  financial  officer  of The Poe              2006
                                  Companies,  a commercial real estate development company.  Before joining
                                  The  Poe  Companies  in  January  2007,  Mr.  Miller  served  in  several positions  with  Churchill  Downs  Incorporated,  a NASDAQ  Global Market
                                  listed  company  that is an  owner  and  operator  of  thoroughbred  race tracks,  including as chief financial  officer since January 2003. Before joining  Churchill  Downs,  Mr.  Miller  was chief  financial  officer of
                                  Fender Musical Instruments,  a privately held manufacturer and wholesaler of  musical  instruments.  Mr.  Miller  serves  as  the  chairman  of our corporate governance and nominating committee and compensation committee.






Sidney L. Monroe        66        Mr. Monroe is a retired certified public  accountant.  From 1990 to 2001,              2006
                                  Mr.  Monroe  was a  partner  in  Kent,  Gay  and  Monroe,  an  audit  and consulting  services firm that primarily  advised small and  medium-sized businesses.  Before 1990, Mr. Monroe held numerous  positions during a 20 year  career  at  Deloitte  Haskins  & Sells  (now  Deloitte  &  Touche),
                                  including partner in charge of several offices,  including the Louisville office.  While at Deloitte,  Mr. Monroe was designated as a specialist in the financial  institutions  field.  Mr. Monroe serves as a member of our audit committee.

Stephen A. Williams     56        Mr.  Williams  is the  president  and chief  executive  officer of Norton              2006
                                  Healthcare, a not-for-profit  integrated healthcare delivery organization that is the largest  healthcare  provider and second largest  employer in
                                  Louisville,   Kentucky.   Norton   Healthcare   owns  and  operates  five
                                  hospitals,   eight   immediate  care  centers  and  165  owned  physician
                                  practices  in  27  locations,  and  has  approximately  $1.2  billion  in assets.  Mr.  Williams  serves as a member of our audit  committee and as the lead independent director.


                                       5

Other Executive Officers
------------------------
David B. Pierce         47        Mr. Pierce is our chief financial officer. From 1984 to 1989, Mr. Pierce served as a manager at Coopers & Lybrand (now PricewaterhouseCoopers) where he was responsible for audits of public and private entities including financial institutions. Before 1984, Mr. Pierce was a senior accountant at
                                  Deloitte Haskins & Sells (now Deloitte & Touche). Mr. Pierce is a certified public accountant and has over 20 years of banking and management experience. Mr. Pierce also serves as a director of PBI Bank.


WE  RECOMMEND  THAT THE  SHAREHOLDERS  VOTE  "FOR"  THE  ELECTION  OF THE  SEVEN
NOMINEES.


                              CORPORATE GOVERNANCE

Corporate Governance Principles

      Our board of directors has adopted corporate governance principles that address the role and composition of our board of directors and the functions of our board and the board's committees. We expect to revise our corporate governance principles from time to time in response to changing regulatory requirements, evolving best practices and concerns expressed by our shareholders and other constituents. Our corporate governance principles are available on our website at www.pbibank.com under "Investor Relations" and "Corporate Governance."

Controlled Company Status and Director Independence

      We are a "controlled company" within the meaning of the NASDAQ corporate governance rules by virtue of the voting control of Mr. Porter and Ms. Bouvette, together owning more than 50% of our sole class of voting stock. A "controlled company" may elect not to comply with the following NASDAQ corporate governance rules:

      o A majority of its board of directors must consist of "independent directors," as defined by the NASDAQ rules;

      o Decisions regarding the compensation paid to executive officers must be made either by a compensation committee composed entirely of independent directors or by a majority of the independent directors;

      o Nominations for election to the board of directors must be made either by a nominating committee composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities or by a majority of the independent directors.

      We rely on our controlled company status to have Mr. Porter serve on our nominating and governance committee and to have Ms. Bouvette serve on our compensation committee. The "controlled company" exception does not modify requirements under the Securities Exchange Act of 1934, SEC rules and the NASDAQ corporate governance rules that we have an audit committee comprised of at least three directors, all of whom must be independent as defined by the Exchange Act and the SEC and NASDAQ rules. We anticipate that in the future, at least one member of our audit committee will always qualify as an audit committee financial expert.

      Our principles provide that it is our policy that a majority of the members of the Board be independent from management. For this purpose, the Board has adopted Director Independence Standards that meet the listing standards of the NASDAQ corporate governance rules. In accordance with our Corporate
Governance Guidelines, the Nominating and Corporate Governance Committee undertakes an annual review of director independence during the first quarter of each year. During this review, the Board considers any and all commercial and charitable relationships of directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries. Following the review in 2007, the Board affirmatively determined that each of the directors nominated for election at this Annual Meeting, except our Chairman, Mr. Porter, and our President and Chief Executive Officer, Ms. Bouvette, is independent of the Company and its management in that none have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, in accordance with the NASDAQ corporate governance rules.

Code of Ethics

      Our Board has adopted the Code of Business Conduct and Ethics that sets forth important company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our directors and employees, including our Chairman, Chief Executive Officer and Chief Financial Officer. In addition, the Board has adopted the Code of Ethics for CEO and Senior Financial Officers that supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company's Chairman, Chief Executive Officer, Chief Financial Officer and PBI Bank's Chief Financial Officer. The Code of Ethics for CEO and Senior Financial Officers is available on our website at www.pbibank.com under "Investor Relations" and "Corporate Governance." We will post any material amendments to, or waivers from, our Code of Ethics for CEO and Senior Financial Officers on our website.

      Employees must report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

Stock Ownership Guidelines

      Our Corporate Governance Guidelines require all non-employee directors to hold at least 1,000 of our shares while serving as a director of the Company. Shares that may be acquired through the exercise of stock options are included in calculating the number of shares of ownership to determine whether this minimum ownership requirement has been met. All directors are expected to be in compliance with the stock ownership guidelines within five years of becoming a director.

Board Structure and Committee Composition

      Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees will include an audit committee, a compensation committee and a nominating and governance committee. Our committee charters are available on our website at www.pbibank.com under "Investor Relations" and "Corporate Governance."

Audit Committee
      Our audit committee is comprised of Messrs. Hawkins, Monroe and Williams. Our board of directors has determined that Messrs. Hawkins, Monroe and Williams currently meet the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. The audit committee assists our board in monitoring the integrity of the financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and our compliance with legal and regulatory requirements. Mr. Hawkins and Mr. Monroe each qualifies as an audit committee financial expert.

Compensation Committee

      Our compensation committee is comprised of Mr. Miller, Mr. Hogan and Ms. Bouvette. The compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The compensation committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy statement.

Nominating and Governance Committee

      Our nominating and governance committee is comprised of Mr. Miller, Mr. Hogan and Mr. Porter. The nominating and governance committee assists our board of directors in promoting our best interests and the best interests of our shareholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the nominating and governance committee identifies individuals qualified to become board members and recommend to our board of directors the director nominees for the next annual meeting of shareholders. It also reviews the qualifications and independence of the members of our board of directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our board.

Meeting Attendance

      During 2006, our board of directors met twelve times. Mr. Hawkins, Mr. Miller, Mr. Monroe and Mr. Williams were elected to the board of directors on May 15, 2006. Mr. Hogan was elected to the board of directors on October 19, 2006. All directors attended more than 75 percent of the total number of meetings of the board of directors and the committees on which he or she served. All directors and director nominees are expected to attend each annual meeting of shareholders, unless an emergency prevents them from doing so.

Board Compensation

Compensation of Directors

      Each director receives $1,250 for each board meeting attended and $500 for each committee meeting attended. Our executives who serve on the Boards of Directors of Porter Bancorp and PBI Bank are paid the same cash director fees as those paid to non-employee directors. Although paying cash director fees to "inside" executives who serve on Boards of Directors is not the prevalent market practice, it has been the historical practice at Porter Bancorp for many years and constitutes a small portion of affected executive's total compensation amount. Directors J. Chester Porter, Maria L. Bouvette and David L. Hawkins also serve as directors of PBI Bank. Each bank director receives $500 for each board meeting attended. The directors fees paid to Mr. Porter and Ms. Bouvette are included in the "All Other Compensation" column of the Summary Compensation Table.

      In addition to the board and committee fees, non-employee directors are granted an option for shares of common stock on annual basis pursuant to our 2006 Non-Employee Directors Stock Ownership Plan. The 2006 Directors Plan automatically granted an option for 5,000 shares of common stock to each non-employee director of Porter Bancorp and 1,000 shares of common stock to each non-employee director of PBI Bank on September 21, 2006, the date of our initial public offering. The exercise price for these shares of common stock is equal to our initial offering price of $24.00 per share. Beginning in 2007, the 2006 Directors Plan will automatically grant an option for 5,000 shares of common stock to each non-employee director of Porter Bancorp and 1,000 shares of common stock to each non-employee director of PBI Bank on the first day of the month after our annual meeting of shareholders. The exercise price is equal to the closing sale price of our shares of common stock as reported on the NASDAQ Global Market on the date of grant. Each option becomes exercisable with respect to one-sixth of the shares of common stock subject to the option on each six month anniversary of the date of grant as long as the director is continuing to serve on the board of directors. If a director ceases to serve on the board of directors for any reason, the director will automatically forfeit the unvested portion of the option. Each option will expire on the fifth anniversary of the date on which it was granted.

         The following table provides information on 2006 compensation for non-employee directors.



                                Fees Earned             Option
                                or Paid in              Awards            All Other               Total
       Name                     Cash ($)(1)            ($) (2)         Compensation ($)            ($)
-------------------          ------------------    ----------------   ------------------    ----------------

David L. Hawkins             $         10,750(3)   $          2,010   $          6,000(8)   $         18,760
W. Glen Hogan                           3,000(4)                 --                 --                 3,000
Michael E. Miller                       9,500(5)              1,675                 --                11,175
Sidney L. Monroe                       10,750(6)              1,675              3,000(9)             14,425
Stephen A. Williams                    10,750(7)              1,675                 --                12,425


----------
(1) Each director receives $1,250 for each meeting attended. All of the non-employee directors, except Mr. Hogan, were elected to our Board of Directors in May 2006. Mr. Hogan was elected to our Board of Directors in October 2006.
(2) Each non-employee director received stock option awards with a grant date fair value of $3.66 per share. The options vest over three years and have a life of five years. The table shows the 2006 compensation expense calculated in accordance with SFAS 123(R). As of December 31, 2006, each director had the following aggregated number of options: David L. Hawkins, 6,000; Michael E. Miller, 5,000; Sidney L. Monroe, 5,000; Stephen A. Williams, 5,000. One-sixth of these options for each director are included in the Security Ownership Table.
(3) Mr. Hawkins received $2,000 for attendance at Audit Committee meetings during 2006.
(4) Mr. Hogan received $500 for attendance at an Executive Compensation Committee meeting in 2006.
(5) Mr. Miller received $1,000 for attendance at Executive Compensation Committee meetings and $1,000 for Nominating and Corporate Governance Committee meetings in 2006.
(6) Mr. Monroe received $2,000 for attendance at Audit Committee meetings during 2006.
(7) Mr. Williams received $2,000 for attendance at Audit Committee meetings during 2006.
(8)   Mr. Hawkins received $6,000 in PBI Bank director fees.
(9) Mr. Monroe received $3,000 for serving as a member of the PBI Bank board of directors and the PBI Bank Audit Committee from January until April 2006.


                     STOCK OWNERSHIP OF DIRECTORS, OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

      The following table shows, as of February 28, 2007, the number and percentage of shares of common stock held by (1) Porter Bancorp's directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table, and (3) current directors and named executive officers as a group. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted. Except for our two controlling shareholders, each of whom is a director and an executive officer, we know of no other shareholder who beneficially owns 5% or more of our common stock.

      Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of February 28, 2007 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.



Name and Address                                                Amount and Nature of            Percent
of Beneficial Owner                                             Beneficial Ownership            of Class
-----------------------------------------------------           --------------------            ---------
Directors and Nominee
J. Chester Porter(1,2)                                                     2,783,647               36.5%
Maria L. Bouvette(1,3)                                                     2,455,168               32.2
David L. Hawkins(1,4)                                                          3,299                  *
W. Glenn Hogan(1) 5,000 *
Michael E. Miller(1,5)                                                         1,833                  *
Sidney L. Monroe(1,6)                                                          4,755                  *
Stephen A. Williams(1,7)                                                       2,833                  *

Other Named Executive Officers
David B. Pierce(1,)                                                           92,167                1.2
Named Executive Officers and Directors as a Group                          5,348,702               70.2

*  Represents  beneficial  ownership  of less than 1%


----------
(1) The business address for these referenced individuals is c/o Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2) Includes 3,922 shares of common stock held by Spencer Access, LLC, of which J. Chester Porter is the sole owner, and 9,805 shares of common stock which may be acquired pursuant to exercisable stock options.
(3) Includes 9,805 shares of common stock which may be acquired pursuant to exercisable stock options.
(4) Includes 1,000 shares that are jointly held with his spouse and 999 shares of common stock which may be acquired pursuant to exercisable stock options.
(5) Includes 833 shares of common stock which may be acquired pursuant to exercisable stock options.
(6) Includes 833 shares of common stock which may be acquired pursuant to exercisable stock options.
(7) Includes 833 shares of common stock which may be acquired pursuant to exercisable stock options. (8) Includes 88,245 shares of common stock which may be acquired pursuant to exercisable stock options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

      Our Audit Committee has the responsibility to review and ratify all transactions, other than loans and extensions of credit, between the Company and related parties, including without limitation, fees and commissions for services, purchases or sales of assets, rental arrangements and any other financial arrangement.

      As a bank, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. However, loans must be made:

      o   in the ordinary course of our consumer credit business;
      o   of a type we generally make available to the public; and
      o on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

      We have long-standing policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of
Section 22(h) of the Federal Reserve Act or the Federal Reserve's Regulation O. All loans to directors and executive officers or their affiliates are approved by the Board of Directors of PBI Bank. As of December 31, 2006, the aggregate amount of all loans outstanding to our executive officers and directors, the executive officers and directors of PBI Bank and the firms and corporations in which they have at least a 10.0% beneficial interest was approximately $1.9 million.

      Certain of our officers, directors and principal shareholders and their affiliates and certain of the officers and directors of PBI Bank and their affiliates have had banking transactions with PBI Bank, including investments in certificates of deposit. All such investments have been made, and will continue to be made, only in the ordinary course of business of PBI Bank on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons.

Management Service Agreements with Banks Under Common Control

      Our chairman, J. Chester Porter and his brother, William G. Porter, each own a 50% interest in Lake Valley Bancorp, Inc., the parent holding company of The Peoples Bank, Taylorsville, Kentucky, located approximately 25 miles southeast of Louisville in Spencer County. The Peoples Bank, Taylorsville had approximately $86 million in assets as of December 31, 2006. J. Chester Porter, William G. Porter and our president and chief executive officer, Maria L. Bouvette, serve as directors of this bank.

      Our chairman, J. Chester Porter owns an interest of 38.6% and his brother, William G. Porter, owns an interest of 3.0% in Crossroads Bancorp, Inc., the parent holding company of The Peoples Bank, Mount Washington, Kentucky, located approximately 20 miles south of Louisville in Bullitt County. PBI Bank also has banking offices in Bullitt County. The Peoples Bank, Mount Washington had approximately $87 million in assets as of December 31, 2006. J. Chester Porter and our president and chief executive officer, Maria L. Bouvette, serve as directors of this bank.

      We have entered into management services agreements with each of these banks. Each agreement provides that our executives and employees provide management and accounting services to the subject bank, including overall responsibility for establishing and implementing policy and strategic planning. Maria Bouvette also serves as chief financial officer of each of the banks. We received a $4,500 monthly fee from The Peoples Bank, Taylorsville and a $2,500 a monthly fee from The Peoples Bank, Mount Washington for these services in 2006. We receive a $4,000 monthly fee from The Peoples Bank, Taylorsville and a $2,000 a monthly fee from The Peoples Bank, Mount Washington for these services in 2007.
      From time to time, these banks may also participate with us in making loans to certain borrowers when our executive officers believe it is mutually beneficial to do so. The following table shows the outstanding principal balance of loans subject to participation arrangements between us and these banks as of December 31, 2006, 2005 and 2004:


                          The Peoples Bank,              The Peoples Bank,
                           Mt. Washington                   Taylorsville
                  ------------------------------  ------------------------------
      As of       Participations  Participations  Participations  Participations
   December 31,     Purchased         Sold          Purchased          Sold
  --------------  --------------  --------------  --------------  --------------
                                     (dollars in thousands)

      2006        $        2,449  $        5,294  $        1,679  $        7,579

      2005                 4,115           5,271           4,245          10,077

      2004                 4,629           5,057           4,104           8,302

      We believe the terms of our arrangements with these two banks in which J. Chester Porter and William G. Porter have substantial ownership interests are fair and reasonable to us and to the other banks. We have had the terms of our management services agreements with these banks reviewed by an independent accounting firm from time to time. The terms of these arrangements will also be subject to ongoing review by the independent directors on our audit committee.

Other Transactions in Which Related Parties Have an Interest

      Our chairman, J. Chester Porter is the owner of Porter & Associates, a law firm that we retained during our last fiscal year and will retain in the future. We paid $232,488 to Porter & Associates for legal services provided during 2006. In addition, Porter & Associates received fees from borrowers for its representation of PBI Bank in connection with loan closings.

      Keith Griffee, the son-in-law of J. Chester Porter, is PBI Bank's President of the Bullitt County Market and was paid an aggregate salary, bonus and taxable perquisites of $87,375 during 2006.

      Jennifer E. Porter, Mr. Porter's daughter and Mr. Griffee's wife, serves as an advisory director of our Bullitt County banking office. Jack C. Porter, Mr. Porter's son, serves as a member of the senior loan committee of PBI Bank and as an advisory director of our Bullitt County banking office. Albert J.
Bouvette, brother of our president and chief executive officer, Maria L. Bouvette, is an employee of PBI Bank's information technology department. None of these individuals received compensation in excess of $60,000 for their services in such capacities during 2006.

      In 1994, J. Chester Porter and Maria L. Bouvette issued a promissory note to David L. Hawkins, a director and chairman of our audit committee, in the principal amount of $506,315.79 as part of the consideration paid to Mr. Hawkins in connection with the acquisition of Pioneer Bank by a predecessor of our company. The promissory note bears interest at the prime rate plus 1% per annum (currently 9.25%) and payments of interest only are due quarterly. The loan is secured by a mortgage on real estate. The original term of the note has been extended from January 1, 2007 to January 1, 2012.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers, and persons who own more than 10 percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as "reporting persons," are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that during 2006 all reporting persons complied with the filing requirements of Section 16(a), except for the initial Form 3 filed by each of the following: Maria L. Bouvette, David L. Hawkins, Michael E. Miller, Sidney L. Monroe, David B. Pierce, J. Chester Porter and Stephen A. Williams. Each of these Form 3s was filed within ten days of the effective date of the Company's registration statement.


                      COMPENSATION DISCUSSION AND ANALYSIS

      Porter Bancorp completed its initial public offering on September 21, 2006. Until that time, we had operated as a closely held bank holding company controlled by our two principal shareholders, J. Chester Porter, our Chairman, and Maria L. Bouvette, our President and Chief Executive Officer. As such, Mr. Porter and Ms. Bouvette determined the compensation paid in 2006 to our three executive officers, comprised of themselves and our Chief Financial Officer.

      Mr. Porter and Ms. Bouvette together beneficially owned 68.7% of our outstanding shares as of February 28, 2007. By virtue of the voting control of Mr. Porter and Ms. Bouvette, we are a "controlled company" within the meaning of the NASDAQ corporate governance rules. Among other things, a controlled company may elect not to comply with certain NASDAQ corporate governance rules, including the requirement that decisions regarding the compensation paid to executive officers must be made either by a compensation committee composed entirely of independent directors or by a majority of the independent directors.

      Beginning with our 2007 fiscal year, the Compensation Committee of our Board of Directors will assume the responsibility for developing specific policies regarding compensation of our executive officers, as well as evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs implementing and administering all aspects of our benefit and compensation plans and programs. Our compensation committee is comprised of Mr. Miller, Mr. Hogan and Ms. Bouvette. Our board of directors has determined that Mr. Miller and Mr. Hogan currently meet the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. We rely on our controlled company status to have Ms. Bouvette serve on our compensation committee. As a practical matter, our controlled company status also gives Mr. Porter and Ms. Bouvette the ability to assert significant influence over executive compensation decisions.

Executive Compensation Philosophy and Objectives

      Our philosophy for executive compensation is to attract, retain and reward excellent executives and align their interests with the interests of our shareholders. To promote this philosophy, we have established the following objectives:

      o provide fair and competitive compensation to executives, based on their performance and contributions to our company, that will attract, motivate and retain individuals that will enable our company to compete with other financial institutions in our markets;
      o provide incentives that reward executives for attaining predetermined objectives that promote and reward individual performance, company financial performance, achievement of strategic goals and company stock performance;
      o instill in our executives a long-term commitment and a sense of ownership through the use of equity-based compensation; and
      o ensure that the interests of our executives are aligned with our shareholders' interests.

Executive Compensation Components

      Our compensation program is comprised of three components:

      o Base salary that is competitive with levels paid by comparable financial institutions;

      o Annual incentive cash payments based on the attainment of targeted performance goals; and

      o Equity-based compensation consisting of stock options and restricted stock.

      Because 2007 was the first year that our executive compensation programs and policies became the primary responsibility of the Compensation Committee, the Committee conducted an evaluation of how our compensation levels compared to the compensation of peer institutions to determine the overall reasonableness of the compensation awarded. The Committee considered publicly available data for 2005, the most recent data available, regarding annual compensation and total compensation paid to comparable executives of three peer groups. Annual compensation includes base salary, annual bonus and other annual compensation. Total compensation includes annual compensation plus, restricted stock awards, performance units and other compensation paid due to long-term incentive plans. The peer groups were: (i) the 53 financial institutions in the Midwest with assets of $1 billion to $5 billion, (ii) the 62 financial institutions nationwide with assets of $1 billion to $5 billion and a ROAE of 15% or greater and (iii) the five other publicly traded financial institutions headquartered in Kentucky with total assets ranging from $800 million to $3 billion. As of December 31, 2006, we had total assets of $1.1 billion.

      For Mr. Porter and Ms. Bouvette, who are controlling shareholders as well as our most senior executives, the Committee evaluated data on the chief executive officer compensation of the three peer groups. For Mr. Pierce, the Committee evaluated data on the COO and CFO compensation of the three peer groups because his duties in our organization include responsibilities typically undertaken by a chief operating officer as well as a chief financial officer.

      The following table shows the average annual compensation for 2005 paid to chief executive officers, chief financial officers and chief operating officers of the three peer groups described above:

Position           Midwest             15% ROAE            Kentucky

CEO                $554,414            $697,195            $404,184
CFO                 242,786             312,821             206,390
COO                 399,956             356,336             250,133

      The following table shows the average total compensation for 2005 paid to chief executive officers, chief financial officers and chief operating officers of the three peer groups described above:

Position           Midwest             15% ROAE            Kentucky

CEO                $652,323            $788,267            $426,306
CFO                 278,105             347,543             221,318
COO                 441,181             410,447             260,167

      After its evaluation of the comparative peer group compensation data, the Committee concluded that total compensation paid to our executive officers in 2006 was reasonable relative to the compensation paid to comparable executives of the three peer groups.

      Base Salary. When originally establishing the base salaries for our executives, we considered the scope of executive responsibilities and publicly available information concerning the compensation paid to executives with similar levels of responsibility by other comparable financial institutions in our market. Thereafter, our practice had been to increase base salaries by between 3% and 5% annually to account for a cost of living adjustment, considering an individual executive's performance when determining the percentage within the range. The Compensation Committee largely used the same process for determining base salaries in 2007 that management used in 2006. Based on its evaluation of the peer group compensation data, the Committee set the 2007 base salaries for Mr. Porter, Ms. Bouvette and Mr. Pierce at the same levels as 2006. For future years, the Compensation Committee plans to revise the historic process to move away from cost of living adjustments, and instead set executive salaries based on the position and responsibility of the executive officer and to more heavily compensate executive officers based on financial and executive performance.

      Cash Incentives. Under our 2006 cash incentive plan, our named executive officers, were able to earn up to a maximum of 30% of their base salary based upon our attainment of pre-established performance and risk management objectives. Each executive earns 1.5% of salary for attaining a threshold goal in each performance criteria and 3.0% of salary for each of the criteria for which a higher objective is attained. In addition, any bonus earned can also be reduced by 1.5% or 3% to the extent that each of two other asset quality criteria, loan delinquencies and loan charge-offs, exceed acceptable levels. The 1.5% targets are generally based on our annual budget at levels we expect, but are not certain, to attain. We believe attainment of the 3.0% targets is considerably more challenging; the higher targets generally involve increases of at least 10% over budgeted amounts.

      In 2006, our named executive officers earned bonuses totaling 16.5% of salary. The following table shows the individual bonus targets for PBI Bank our executives attained in 2006:


        Objective                              Actual           1.5% Goal           3% Goal        Percent Earned


Return on average assets                        1.67%              1.59%              1.75%              1.5%
Return on average equity                       15.63              13.10              14.41               3%
Efficiency ratio                               42.00              47.25              46.25               3%
Transaction account growth                      2.74               5.00               6.00               0
Net charge-offs to loans                        0.10               0.15               0.10               3%
Non-interest income to avg.
      earning assets                            0.54               0.76               0.84               0
Net interest margin                             4.23               4.10               4.25               1.5%
Delinquent loans to total loans                 1.71               1.75               1.5                1.5%
Non-performing assets to total assets           0.99               1.0                0.75               1.5%
Policy compliance                                *                  *                  *                 1.5%
                                                                                                        ----
                                                                                                        16.5%
      Deductions                                                                                        ----
Delinquent loans to total loans                 1.71              >2%                >2.5%               0
Net charge-offs to loans                        0.10               >.20               >.25               0
                                                                                                         0
      Incentive compensation percentage                                                                 16.5%
                                                                                                        ====
--------------------------------------------------------------------------------

* Based on a subjective evaluation conducted by our senior officers of our compliance with internal policies and procedures.



      In addition, our three named executives can earn supplemental incentive compensation of up to an additional $1,000 to the extent we achieve the holding company targets in each of the ten performance criteria listed above. Of the maximum of $10,000 of supplemental incentive compensation, our executives earned $3,000 in 2006.

      For 2007, the Compensation Committee has adopted a similar cash incentive plan for the named executive officers. The maximum bonus will again be 30%, with 1.5% and 3.0% targets in each of the pre-established performance criteria, subject to reduction to the extent delinquencies and charge-offs exceed acceptable levels. Again, the 1.5% performance criteria will generally be based on the attainment of budgeted amounts and the 3.0% goals will require exceeding budget by 10% or more. We have adjusted some of our budgeted performance criteria to reward the achievement of important corporate objectives, including earnings per share and deposit growth. Each named executive officer will also be entitled to a supplemental senior leadership team bonus of up to $10,000 that will be paid based on the same pre-determined performance criteria described above.

      Equity-Based Compensation. In February 2006, we established the Porter Bancorp, Inc. 2006 Stock Incentive Plan in anticipation of becoming a public company. We added an equity-based compensation component to give our employees an ownership interest in our company as both a one-time reward and to give them a common interest with our shareholders in the performance of our stock. We expect future equity grants for employees other than new hires will be largely based on performance criteria, which have yet to be established. The 2006 Plan authorizes the issuance of up to 400,000 shares in the form of stock options and restricted stock awards. On March 1, 2006, we made initial grants of stock options and restricted stock under the 2006 Plan to all of our eligible employees, except Mr. Porter, Ms. Bouvette and Mr. Pierce. Mr. Porter and Ms. Bouvette, as our sole directors at the time, approved the amounts and terms of the initial awards that were recommended by management. To determine the amount of options and restricted stock awards to be initially granted, we established a limit on the total expense of the granting of options and restricted stock for the fiscal year 2006 to be no more than $200,000. The grants of stock options and restricted stock were then allocated among all employees based on seniority and performance as determined by management, with heavier allocations made to senior personnel. We also took into account that our three named executives held fully vested options for shares that were issued in prior years under a stock option plan of our Ascencia Bank subsidiary. These options were converted into options to purchase our shares for $25.50 per share as a result of our December 2005 reorganization. Mr. Porter and Ms. Bouvette each holds Ascencia options for 9,805 shares, and Mr. Pierce holds Ascencia options for 88,245 shares. The options awarded on March 1, 2006 have an exercise price of $25.50 per share, a five-year term and vest in one-third increments on March 1 of each year, beginning in 2007. The forfeiture restrictions on the shares of restricted stock awarded in 2006 lapse in one-tenth increments on March 1 of each year beginning in 2007. As of February 28, 2007, options to purchase an aggregate of 251,070 shares of our common stock and 39,250 shares of unvested restricted common stock under the 2006 Plan were outstanding.

      The Compensation Committee now has the authority under the 2006 Plan to award options and restricted stock awards in such amounts and on such terms as the Committee determines in its sole discretion. The Compensation Committee plans to review the equity-based compensation process as part of its review of the historical compensation process and consider moving toward an equity based compensation system that is partially based on pre-defined performance criteria similar to the cash incentive compensation plan described above. The Compensation Committee believes that equity incentive compensation should be designed to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives are expected to vary depending on the individual executive, but are expected to relate generally to strategic factors similar to those factors in the cash incentive plan described above.

Other Benefits

      401(k) Plan. All of our full- and part-time employees, including our named executive officers, are eligible to participate in our 401(k) Plan after 90 days of employment. Subject to certain limitations imposed by federal tax laws, employees may contribute up to 15% of their compensation per year. We contribute a safe-harbor matching contribution equal to 50% of the participants' first 4% of deferred compensation contribution. At our discretion, we may make an additional contribution each plan year.

      Supplemental Executive Retirement Plan. PBI Bank has a Supplemental Executive Retirement Plan to provide additional benefits for certain key officers. David B. Pierce is the only named executive officer that participates in the plan. It is not currently anticipated that any other executives will be added to this plan.

      Pursuant to the plan, we are obligated to pay each participant, or his or her beneficiaries, at the participant's retirement or death, monthly retirement income for 10 years equal to 30% of the participants projected salary. Participants begin to vest in this benefit after five years of service and fully vest after ten years of service. In addition, we must pay benefits if the participant's employment terminates before retirement age (other than by death or for cause) or if the participant is terminated within three years following a change-in-control. The payment of benefits upon a change-in-control is described under the heading "Potential Payments Upon Termination or Change-In-Control" in the Executive Compensation section. The estimated cost of the plan is being accrued over the period of active employment of the participants. We adopted this plan in 2004. As of December 31, 2006, $357,000 had been accrued as a liability for the plan. The amount charged to operations totaled $158,000 in 2006. In order to provide earnings to offset plan expenses, PBI Bank purchased life insurance on the plan participants. As of December 31, 2006, the cash surrender value of the bank owned life insurance was approximately $6.7 million. Income earned from the cash surrender value of the life insurance totaled $258,000 in 2006.

                          COMPENSATION COMMITTEE REPORT

      Porter Bancorp's Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.


                           The Compensation Committee
                           Michael E. Miller, Chairman
                                Maria L. Bouvette
                                 W. Glenn Hogan


                             EXECUTIVE COMPENSATION

      The following table discloses the compensation received by Porter Bancorp's chief executive officer, chief financial officer, and the other most highly paid executive officer (all three of these individuals are referred to as the "named executive officers") during the year ended December 31, 2006.

Summary Compensation Table


                                                                                         Change in
                                                                          Non-Equity    Nonqualified
                                                                          Incentive      Deferred
                                                                            Plan        Compensation     All Other
                                                          Stock  Option  Compensation     Earnings      Compensation
 Name and Principal Position     Year    Salary    Bonus  Awards Awards      (3)            (4)             (5)           Total
                                           ($)      ($)    ($)    ($)        ($)            ($)             ($)            ($)

------------------------------   ----   --------   ------ ------ ------ -------------  --------------   -------------   ---------
J. Chester Porter                2006   $350,000     --    --    --     $      60,750              --   $      42,150   $ 452,900
   Chairman of the Board of
   Porter Bancorp and PBI Bank


Maria L. Bouvette                2006   $350,000     --    --    --     $      60,750              --   $      39,377   $ 450,127
   President and CEO of Porter
   Bancorp and PBI Bank


David B. Pierce                  2006   $245,000     --    --    --     $      43,425   $      43,378   $      39,052   $ 370,855
   Chief Financial Officer of
   Porter Bancorp and Chief
   Strategic Officer of PBI
   Bank


----------
(1) No stock awards were granted to named executive officers during the fiscal year ended December 31, 2006.
(2) No option awards were granted to named executive officers during the fiscal year ended December 31, 2006.
(3) The amounts reflect the cash awards to the named individuals under the Cash Incentive Plan, which is discussed in further detail under the heading "Cash Incentives," under "Executive Compensation Components."
(4) The amounts reflect the increase in the present value of Supplemental Executive Retirement Benefit accrual from 2005 to 2006 for the named executive officer's benefit. Please see Pension Benefits table for explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2006.
(5) All other compensation for the named executive officers is set forth below.


                                                                             Premiums
                                                            401(k)        Paid for Life
                                           401(k)        Annual Profit       Insurance
                        Vehicle          Matching          Sharing        For Benefit of        Director           Total Other
      Name             Allowance        Contribution     Contribution        Employee             Fees            Compensation

                    ---------------   ---------------   ---------------   ---------------   ---------------      ---------------
J. Chester Porter   $        12,750   $         4,400   $         5,250                --   $        19,750      $        42,150

Maria L. Bouvette   $        10,250   $         4,127   $         5,250                --   $        19,750      $        39,377

David B. Pierce     $         8,945   $         4,400   $         5,250   $        14,457   $         6,000(1)   $        39,052


----------
(1) Fees paid to Mr. Pierce as a director of PBI Bank.


Grants of Plan-Based Awards

No stock or option awards were granted to named executive officers in 2006.

Outstanding Equity Awards at Fiscal Year-End


                                  Option Awards                                              Stock Awards
              --------------------------------------------------  ------------------------------------------------------------------
                                                                                                                          Equity
                                                                                                           Equity        Incentive
                                             Equity                                                       Incentive        Plan
                                            Incentive                                                       Plan          Awards:
                                              Plan                                            Market       Awards:       Market or
                                             Awards:                           Number of      Value       Number of    Payout Value
                 Number of     Number of    Number of                           Shares       of Shares     Unearned     of Unearned
                Securities     Securities  Securities                          or Units      or Units      Shares,     Shares, Units
                Underlying     Underlying  Underlying                          of Stock      of Stock      Units or       or Other
                Unexercised   Unexercised  Unexercised   Option                  that       That Have    Other Rights   Rights That
                Options(1)      Options     Unearned    Exercise    Option     Have Not        Not        That Have       Have Not
                    (#)           (#)        Options     Price    Expiration    Vested       Vested       Not Vested      Vested
    Name       Exercisable   Unexercisable     (#)        ($)        Date         (#)          (#)           (#)            ($)

------------  -------------  ------------- ------------ --------  ----------  -----------   ----------   ------------  -------------
J. Chester         9,805           --          --        28.05    03/15/2010           --           --           --           --
  Porter


Maria L.           9,805           --          --        28.05    03/15/2010           --           --           --           --
  Bouvette


David B.          88,245           --          --        25.50    03/15/2010           --           --           --           --
  Pierce

----------
(1)   The options were issued under the Ascencia  Bancorp stock option plan, and all  share  amounts  in the  table  have  been  adjusted  to  reflect  the conversion of each option to purchase one share of Ascencia into an option to purchase  0.3922 of a share of our common stock following the merger of
      Ascencia   into  our  Company  as  a  part  of  our   December   31,  2005
      reorganization.


Option Exercises and Stock Vested

      There were no options exercised or stock awards that vested in 2006.

Pension Benefits

      The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the supplemental executive retirement plan adopted by the Bank in July 2004.


                                                                                                 Payments
                                                              Number         Present              During
                                                             of Years        Value of              Last
                                                             Credited       Accumulated           Fiscal
                                                             Service         Benefits              Year
           Name                     Plan Name                  (#)              ($)                 ($)
           (a)                         (b)                     (c)            (d) (1)               (e)

   ---------------------     ----------------------       --------------   -------------        -----------
      David B. Pierce        Supplemental executive             N/A        $     100,877             --
                                retirement plan


----------
(1)   Reports the present value of the obligation to Mr. Pierce upon  retirement at age 62 as of the  end of the  fiscal  year.  The  plan is  designed  to provide monthly retirement income to Mr. Pierce for ten years equal to 30%
      of his projected salary at age 62. This projected salary was determined at plan  inception.  The present  value  utilizes a discount  rate of 6%. The supplemental  executive  retirement  plan is discussed  in further  detail under the heading  "Other  Benefits" in the  Compensation  Disclosure  and
      Analysis section.


Potential Payments upon Termination or Change-in-Control

      We have no agreements or understandings with our executive officers that provide for payments upon termination of employment or a change-in-control of our Company, except for the benefits that participants in the Supplemental Executive Retirement Plan, including Mr. Pierce, may receive upon retirement or other terminations of employment. Plan participants will not receive any benefits under the SERP for termination of employment, other than as a result of a change of control, until the year 2009.

      Upon a change of control followed within 36 months by the voluntary or involuntary termination of employment, a plan participant will receive a lump sum payment equal to the present value of the obligation such participant would be entitled to receive upon retirement at age 62. A change of control is defined under the Plan as (a) the acquisition of 50% or more of our capital stock, (b) a change in the composition of a majority of our directors or (c) the adoption of a merger, consolidation or reorganization plan by the board of directors in which the Company is not the surviving entity. Under this change of control provision, Mr. Pierce would have received a lump sum payment equal to $476,949 if he had been terminated on December 31, 2006 and a change of control of the Company had occurred within three years prior to such date. The Supplemental
Executive Retirement Plan is described in further detail under the heading "Other Benefits" in the Compensation Disclosure and Analysis section.


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

Engagement of Independent Auditors

      At its meeting held on October 18, 2006, the Audit Committee selected Crowe Chizek and Company LLC to serve as Porter Bancorp's independent registered public accounting firm and auditors for the fiscal year ending December 31, 2006. Crowe Chizek and Company LLC or its predecessor has served as Porter Bancorp's independent registered public accounting firm since the 1988 fiscal year.

Fees Incurred by Porter Bancorp for Crowe Chizek

      The following table presents fees for professional services rendered by Crowe Chizek and Company LLC for the audit of the Corporation's annual financial statements for 2006 and 2005 and fees billed for audit-related services, tax services, and all other services rendered by Crowe Chizek and Company LLC for 2006 and 2005.


                                                       2006               2005

                                                     --------           --------
Audit Fees                                           $206,196           $166,639
Audit-Related Fees                                    281,380             23,375
Tax Fees                                               86,560             28,805
All Other Fees                                          3,275             13,107

      As defined by the SEC, (i) "audit fees" are fees for professional services rendered by the company's principal accountant for the audit of the company's annual financial statements and review of financial statements included in the company's Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) "audit-related fees" are fees for assurance and related services by the company's principal accountant that are reasonably related to the performance of the audit or review of the company's financial statements and are not reported under "audit fees" in 2006, including fees related to the Company's initial registration on Form S-1; (iii) "tax fees" are fees for professional services rendered by the company's principal accountant for tax compliance, tax advice, and tax planning; and (iv) "all other fees" are fees for products and services provided by the company's principal accountant, other than the services reported under "audit fees," "audit-related fees," and "tax fees."

      Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors' independence. The SEC's rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent auditors.

      Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the NASDAQ corporate governance rules. The duties of the Audit Committee are summarized in this Proxy Statement under "Committees of the Board" and are more fully described in the Audit Committee charter adopted by the Board of Directors.

      It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Chizek and Company LLC, Porter Bancorp's independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States Generally Accepted Accounting Standards.

      In connection with its review of Porter Bancorp's consolidated financial statements for 2006, the Audit Committee:

      o has reviewed and discussed the audited consolidated financial statements with management;
      o has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees;
      o has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence; and,
      o has approved the audit and non-audit services of the independent registered public accounting firm for 2006.

      Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2006 be included in Porter Bancorp's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                         Members of the Audit Committee:

                         David L. Hawkins, CPA, Chairman
                              Sidney L. Monroe, CPA
                               Stephen A Williams


                      SHAREHOLDER PROPOSALS AND NOMINATIONS

      In order for a shareholder proposal to be brought before Porter Bancorp's 2008 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Porter Bancorp at the address below no later than December 20, 2007. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal. In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2008 Annual Meeting of Shareholders, the proposal will also need to comply with the SEC's regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:


            Porter Bancorp, Inc.
            Attn: Corporate Secretary
            2500 Eastpoint Parkway
            Louisville, Kentucky 40223

      If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Corporate Secretary must receive this notice not later than December 20, 2007. The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee's consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

                               GENERAL INFORMATION

Financial Information

      A copy of our 2006 Annual Report is enclosed. Shareholders and prospective investors may request a free copy of our 2006 Form 10-K by writing to C. Bradford Harris, Corporate General Counsel, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. The Form 10-K is also available from the SEC's website at www.sec.gov or from our website at www.pbibank.com. Click on "Investor Relations" and "SEC Filings."

Solicitation of Proxies

      Porter Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Porter Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

                       ANNUAL MEETING OF SHAREHOLDERS OF
                              PORTER BANCORP, INC.

                                  May 17, 2007

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

  20700000000000000000 1                               051707
--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |x|
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees for a term of one year:

|_| FOR ALL NOMINEES             NOMINEES:
                                 O Maria L. Bouvette
|_| WITHHOLD AUTHORITY           O David L. Hawkins
    FOR ALL NOMINEES             O W. Glenn Hogan
                                 O Michael E. Miller
|_| FOR ALL EXCEPT               O Sidney L. Monroe
    (See instructions below)     O J. Chester Porter
                                 O Stephen A. Williams

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
-----------    "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
--------------------------------------------------------------------------------




To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted
via this method.                                                             |_|
--------------------------------------------------------------------------------
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF IT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




--------------------------------------------------------------------------------

Signature of Shareholder                     Date:
                         ----------------          ------------
Signature of Shareholder                     Date:
                         ----------------          ------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                REVOCABLE PROXY
                              PORTER BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             2500 EASTPOINT PARKWAY
                           LOUISVILLE, KENTUCKY 40223

                          May 17, 2007, 9:00 A.M. EDT

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              PORTER BANCORP, INC.

The undersigned hereby appoints David B. Pierce and C. Bradford Harris attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on May 17, 2007 at 9:00 a.m. E.D.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of Porter Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting.

                (Continued and to be signed on the reverse side)